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                                   Exhibit 2M
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DONALD GUNN, JR.  (Director of First Banks, Inc.)

Residence or Business Address:                 11901 Olive Blvd.
-----------------------------                  St. Louis, Missouri 63141

Principal Occupation or Employment:            Attorney
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     Name of Employer:                         Gunn & Gunn
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     Principal Business:                       Law Firm
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     Address:                                  11901 Olive Blvd.
     -------                                   St. Louis, Missouri 63141


Criminal Proceedings During Last 5 Years:      None
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Civil Proceedings During Last 5 Years:         None
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Citizenship:                                   U.S.A.
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